UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2020

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition
On November 2, 2020, National CineMedia, Inc. (“the Company”) issued a press release announcing its financial results for the fiscal third quarter ended September 24, 2020. A copy of the press release is furnished as Exhibit 99.1 to this report.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to Employment Agreement with Sarah Kinnick Hilty
On October 30, 2020, the Company entered into an Amendment No. 1 (the “Employment Agreement Amendment”) to the Employment Agreement, dated January 12, 2018, with Sarah Kinnick Hilty, the Company’s Executive Vice President, General Counsel and Secretary (the “Employment Agreement”). The terms of the Employment Agreement Amendment are effective January 1, 2021. The Employment Agreement Amendment extends the term of the Employment Agreement through December 31, 2023 and sets Ms. Hilty’s annual base salary at $425,000 and provides that a portion of the increase in salary shall be deferred from January 1, 2021 to June 30, 2021 and paid on July 1, 2021. The Employment Agreement Amendment also memorializes the update to Ms. Hilty’s target bonus percentage to 75% of her annual base salary that was effective in connection with her appointment as Executive Vice President in January of 2020. Ms. Hilty will also receive a one-time, time-based, restricted share award granted effective January 1,2021, with a grant date fair market value equal to $25,000 issued under the Company’s 2020 Omnibus Incentive Plan. The number of shares to be granted will be calculated by dividing $25,000 by the closing share price of the Company’s common stock as reported on NASDAQ on the trading day preceding the grant date. The restricted shares are scheduled to vest in full on the first anniversary of the grant date. The time-based restricted shares include the right to receive regular and special cash dividends, if and when the underlying shares vest. The remaining terms and conditions of the Employment Agreement, including provisions related to Ms. Hilty’s long-term incentive grants, severance and other termination benefits are unchanged by the Employment Agreement Amendment other than the removal of terms associated with the commencement of Ms. Hilty’s employment with the Company and certain other administrative changes.
The foregoing description of the Employment Agreement Amendment is qualified in its entirety by reference to the complete copy of the Employment Agreement Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to the Employment Agreement, dated October 30, 2020, by and between National CineMedia, Inc. and Sarah Kinnick Hilty.
99.1	Press Release of National CineMedia, Inc. dated November 2, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: November 2, 2020	By:	/s/ Thomas F. Lesinski
Thomas F. Lesinski
Chief Executive Officer and Interim Principal Financial Officer